UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd.
Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 9, 2022, we entered into an amendment of our existing employment agreement with Richard L. Eberly, our President and Chief Executive Officer. The principal terms of the amendment are described in Item 5.02 below, which description is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2022, we entered into an amendment of our existing employment agreement with Richard L. Eberly, our President and Chief Executive Officer. The principal terms of the original employment agreement were summarized in a Current Report on Form 8-K that we filed with the Securities and Exchange Commission on March 20, 2020.

Under Mr. Eberly’s original employment agreement, if Mr. Eberly’s employment were terminated or not renewed by us without Cause or by Mr. Eberly for Good Reason (each such capitalized term as defined in the employment agreement), we were required to pay to Mr. Eberly an amount equal to his base salary and a pro rata bonus amount, each with respect to the year in which the termination occurs. The amendment modifies this provision such that if Mr. Eberly’s employment is terminated or not renewed by us without Cause or by Mr. Eberly for Good Reason within twelve months of a Change in Control (as defined in the employment agreement), we will be required to pay Mr. Eberly an amount equal to twice his base salary with respect to the year in which the termination occurs, in addition to the pro rata bonus amount.

The amendment further provides that if Mr. Eberly’s employment is terminated or not renewed by us without Cause or by Mr. Eberly for Good Reason within twelve months following a Change in Control, then Mr. Eberly, subject to his execution of a release of claims, will be entitled to receive accelerated vesting in full of each outstanding equity award agreement executed by us and Mr. Eberly, to the extent such vesting is based solely on Mr. Eberly’s continued service over a period of time (rather than any performance-related metric).

The foregoing description of the amendment to Mr. Eberly’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amendment, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description
10.1*	Amendment No. 1 dated February 9, 2022 between Chembio Diagnostics, Inc. and Richard L. Eberly, amending the Employment Agreement dated March 4, 2020
104	Cover Page Interactive Data File (embedded within the XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: February 14, 2022	By:	/s/ Lawrence J. Steenvoorden
Executive Vice President and Chief Financial Officer